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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

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     14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        TIS MORTGAGE INVESTMENT COMPANY
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     (3) Per unit price or other underlying value of transaction computed
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[_]  Fee paid previously with preliminary materials.

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TIS Mortgage Investment Company
NEWS RELEASE
================================================================================

FOR RELEASE:   Immediately
DATE:          June 29, 1999
CONTACT:       John E. Castello
               (415) 393-8000

TIS POSTPONES ITS JULY 2, 1999 ANNUAL MEETING OF STOCKHOLDERS TO JULY 15, 1999

SAN FRANCISCO, June 29, 1999 - TIS Mortgage Investment Company (Pacific
Exchange: TIS) today announced that it would postpone its July 2, 1999 annual meeting of stockholders to July 15, 1999 pursuant to an order of the court in a pending action relating to the company's annual meeting. The court recently denied a motion in the same action to hold the company in contempt for alleged violation of an earlier order.

The meeting was convened on June 11, 1999 and was adjourned to July 2, 1999 because the number of shares of common stock present in person and represented by proxy was not sufficient to establish a quorum. Pursuant to the court order to convene the meeting on July 15, 1999, the company will not reconvene the annual meeting on July 2, 1999 as previously announced.

The meeting will reconvene on July 15, 1999, at 9 a.m., at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California. At the reconvened meeting, the stockholders will be asked to elect six directors, and conduct any other business that may properly come before the meeting.

At the June 29, 1999 hearing in the court action, the company offered to stipulate to an order to waive its right to challenge the nominations to be made by Frederick G. Tobin. The company had previously stated that it intended to challenge the validity of Mr. Tobin's nominations. The court accepted the company's offer and, therefore, pursuant to the stipulated order, the company will accept the nominations as valid if they are made. The stipulated order applies only to nominations by Mr. Tobin and only with respect to the 1999 annual meeting.

The Board of Directors continues to believe that Mr. Tobin's nominees do not merit election as directors of the company and is strongly opposing their election.

TIS Mortgage Investment Company is a San Francisco-based real estate investment trust (REIT) that owns and operates apartment communities, located in California's Central Valley, and shopping centers in San Francisco's North Bay Sonoma County area, and also owns mortgage related assets.

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